13G
Cusip No. 74730Q104
                            EXHIBIT A

        RELEVANT SUBSIDIARIES OF PARENT HOLDING COMPANIES

Parent Holding Companies:

        Cowen Incorporated

        Joseph M. Cohen (an individual who may be deemed to control Cowen Incorporated)


Relevant Subsidiary Which is a Broker-Dealer and Investment
Advisor:

         Cowen & Company